Confidential Investor Presentation Investor Presentation June 2024 Welcome To Better Banking Exhibit 99.1

2 Disclaimer (1) The acquisition is subject to applicable regulatory approvals, approval of the Minden shareholders and other customary closing conditions. The private placement is not conditional on the closing of the acquisition. This presentation has been prepared by us solely for informational purposes based on our own information, as well as information from public and industry sources. This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the SEC nor any other regulatory agency has approved or disapproved of our securities or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Our Common Stock is not a deposit account of our bank subsidiary and is not insured by the FDIC or any other governmental agency. Forward-Looking Statements This presentation includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential,” “projected,” “pro forma” or, in each case, their negatives or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. Any or all of the forward-looking statements herein made by us may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to future events, competitive dynamics, and banking, regulatory, and other developments, and depend on anticipated circumstances that may or may not occur (or may occur on longer or shorter timelines than anticipated). They can be affected by inaccurate assumptions that we might make, or by known or unknown risks and uncertainties, including those discussed in our Annual Report on Form 10-K under Item 1A - Risk Factors, as updated by our subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this presentation, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this presentation speak only as of the respective dates of such statements, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation, except as required by law. Non-GAAP Financial Measures This presentation contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our management uses these non-GAAP measures in its analysis of our performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of tangible common equity (“TCE”), tangible book value (“TBV”) per share, and return on average tangible common equity (“ROATCE”), non-GAAP financial measures that exclude the impact of intangible assets, provide useful supplemental information that is essential to a proper understanding of our financial condition and results. Non-GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to GAAP financial measures, our management believes these non-GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-GAAP measures. A reconciliation of our non-GAAP financial measures to the most directly comparable GAAP measures has been provided herein.

Overview of Hanover Bancorp, Inc.

Company Background & Financial Snapshot

- The bank was founded in 2009 and is headquartered in Mineola, NY
- The Bank was recapitalized in 2012 by a group led by our current Chairman and CEO Michael Puorro and current members of our Board of Directors
- Successfully completed IPO and NASDAQ listing in May 2022
- Provides differentiated consumer and commercial banking services to clients in western Long Island, the New York City boroughs and Freehold, NJ
  - Business banking center opened on May 22, 2023 in Hauppauge, NY. Deposits as of April 15, 2024 totaled $70.3 million with a C&I loan pipeline of $53.7 million
- Executed an organic strategy from 2012 – 2018, focused primarily on the non-qualified mortgage niche residential lending business
- Completed two successful M&A transactions, acquiring Chinatown Federal Savings Bank in 2019 and Savoy Bank in 2021
- Successful team of seasoned bankers and banking teams from local, regional and national financial institutions
- Demonstrated track record of profitability; Hanover is highly focused around an efficient operating platform and branch network.

Key Metrics & Banking Footprint

3/31/24	3/31/24	3/31/24	3/31/24
$2.3B	**$2.0B**	**$1.9B**	**12%**
TOTAL ASSETS	TOTAL LOANS	TOTAL DEPOSITS	LTM Loan Growth



Source: S&P Global Market Intelligence
Newark
New York
Elizabeth
Edison
Hicksville
Levittown
Brentwood
West Babylon
Fire Island National Seashore
Gateway National Recreation Area
Long Branch
Trenton
Headquarters
Current Branches (9)

$ in millions	Balance Sheet at 3/31/2024	12/31/2023	3/31/2023
Total assets	$2,308	$2,270	$2,072
Gross Loans	2,013	1,966	1,787
Deposits	1,917	1,905	1,707
Tangible common equity	170	165	161
TCE / TA	*7.4%*	*7.4%*	*7.8%*
NPAs / Assets [1]	*0.78%*	0.64%	0.53%

$ in millions	Quarter Ended 3/31/2024	12/31/2023	3/31/2023
Net Income	$4.1	$3.8	$3.2
Diluted EPS	0.55	0.51	0.43
Net interest margin	*2.41%*	*2.40%*	*3.04%*
Efficiency ratio	*65%*	*67%*	*67%*
ROAA	*0.74%*	*0.69%*	*0.68%*
ROATCE	*9.7%*	*9.1%*	*8.1%*

Source: S&P Global Market Intelligence; SEC Filings; FDIC.
Note: Hanover's fiscal year end for historical periods is September 30th. Hanover recently changed its fiscal year end to December 31st.
(1) Includes loans greater than 90 days past due and accruing.

hanover bancorp, inc. 3

Corporate Timeline

Growth in Total Assets ($mm)



2017 – March 2024 CAGR: 26%
$501
$650
$849
$852
$1,485
$1,840
$2,150
$2,308
2017
2018
2019
2020
2021
2022
2023
2024

2017–2018

- ✓ In March and June 2017, we established offices in Forest Hills, Queens and Mineola, NY, respectively
- ✓ Our total consolidated assets grew to over $500 million during 2017
- ✓ Announced and completed the acquisition of Chinatown Federal Savings Bank, FSB (CFSB) in 2018 and 2019 respectively; enhanced and diversified our funding profile and provided greater visibility in New York City.
- ✓ We acquired total assets of $141.3 million, total loans of $93.6 million and total deposits of $108.8 million, as well as three branches in Manhattan and Brooklyn, NY (one of which was subsequently consolidated)

2019–2020

- ✓ In February 2019 the Bank further expanded into Queens County, New York with a de novo branch in Flushing, New York.
- ✓ In October 2020, we issued $25.0 million in subordinated notes to support the Savoy acquisition. The offering was rated investment grade
- ✓ In late 2020, we established a municipal banking business led by Michael Locorriere, who has 30 + years of banking and government experience. He previously served as EVP and Director of Municipal Banking at a recently consolidated competitor in the Long Island Market

2021–2022

- ✓ Savoy acquisition announced in 2020 and completed in 2021, we acquired total assets of $648.4 million, total loans of $573.1 million, and total deposits of $340.2 million
- ✓ In Feb. of 2022, we initiated a quarterly cash div. of $0.10 p/s
- ✓ In May of 2022, we announced and closed our IPO, issuing 1,466,250 common shares at $21.00 per share
- ✓ In March of 2022, we opened a new branch in Freehold, NJ
- ✓ In July of 2022, we announced a new business banking center location in Hauppauge, Suffolk County Long Island, which opened in May 2023

2023–2024

- ✓ We changed our fiscal year end from Sept. 30th to Dec. 31st in Oct. 2023 with a stub period from Oct. 1st through Dec. 31st of 2023.
- ✓ In November of 2023, we announced the appointment of Joseph Burns as our new Chief Lending Officer. He previously served as regional president of Valley Bank's New York commercial banking operation.
- ✓ Filed a shelf registration on Form S-3 for $50 million in Jan. 2024 in order to access the capital markets efficiently and expeditiously as needed to fuel the continued growth of our highly profitable and successful niche businesses and banking initiatives
- ✓ Seeing continued momentum with the Company's banking initiatives, specifically: SBA & USDA Banking, C&I Banking/Hauppauge Business Banking Center, and Residential non-QM Lending

Note: Total assets for 2017 – 2023 as of September 30th as Hanover previously had a fiscal year end of September 30th. 2024 is for the period ended 3/31/2024.

hanover bancorp, inc. 4

5 Name Position with Hanover Age Years of Banking Experience Year Started at Hanover Michael P. Puorro CEO & Chairman 65 35 + 2012 McClelland Wilcox President 52 20 + 2021 Lance P. Burke Exec. VP & Chief Financial Officer 45 25 + 2021 Kevin Corbett Exec. VP & Chief Credit Officer 64 40 + 2020 Joseph F. Burns Exec. VP & Chief Lending Officer 58 35 + 2023 Michael Locorriere Exec. VP & Chief Municipal Officer 55 20 + 2020 John P. Vivona First Senior VP & Chief Risk Officer 53 35 + 2023 Lisa A. Diiorio First Senior VP & Chief Accounting Officer 60 30+ 2016 Hanover Executive Management Team Note: Throughout the presentation, unless otherwise specified, references to “Hanover” may be to either the holding company or the bank.

6 Business Strategy Creating a Differentiated Community Bank Focus on Delivering Shareholder Value Organic Growth • Build the premier community bank franchise serving customers and small to mid-size business in the New York City metro area and Long Island • Continue to penetrate the potential customer bases in multiple niche areas • Continue to serve the local economies in our geographic footprint by capitalizing on a focus on personalized service, the ability to realize greater economies of scale than smaller community banks and ability to provide better and more responsive service than larger regional banks • Focus on diversifying the loan portfolio through niche lending segments to generate appropriate risk-adjusted returns • Focus our niche lending on: niche-residential real estate, conventional C&I and SBA and USDA lending • The Company’s commercial real estate concentration ratio continued its steady decline, decreasing to 416% of capital at March 31, 2024 from 467% of capital at March 31, 2023. The Company’s loan pipeline at March 31, 2024 is approximately $220 million, with approximately 95% being niche-residential, conventional C&I and SBA and USDA lending opportunities Diversifying Loan Portfolio through Niche Segments • The deposit and treasury management products and services complement the niche lending focus • Established a municipal banking business in 2020 with potential to produce a significant level of deposits at cost effective rates with the effort led by Michael Locorriere • Initiative is consistent with a branch-lite and highly efficient approach Complementing the Lending Efforts and Diversifying Funding Strategic Acquisitions • Expanded commercial banking capabilities significantly, due to the Savoy acquisition, with a particular focus on small business clients and Small Business Administration (SBA) lending • Continue to pursue prudent and commercially attractive acquisitions in both traditional banking and select non-bank targets

7 $849 $852 $1,485 $1,840 $2,150 $2,308 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 $720 $725 $1,247 $1,624 $1,875 $2,006 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 $16.92 $18.23 $18.49 $21.00 $22.73 $23.01 $4.00 $8.00 $12.00 $16.00 $20.00 $24.00 $28.00 $650 $665 $1,165 $1,528 $1,735 $1,917 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 Robust TBV Per Share & Balance Sheet Growth Note: Hanover’s historical fiscal year end was September 30th. Hanover’s 2024 fiscal year end is December 31st .. Dollars in millions. Note: CAGR calculated from September 2019 through March 31, 2024. Tangible Book Value per Share Total Loans (ex. HFS) ($mm) Total Deposits ($mm) Total Assets ($mm) Savoy acquisition completed CECL adoption

Strong and Efficient Profitability

Legend
September = Fiscal Year Ended
2024 YTD = 3/31/24 Annualized

Success Maintaining Strong Profitability Metrics Across a Branch-lite Operating Model

Net Income and Non-Interest Income ($M)

'24 YTD Per Branch ($M)	Net Inc.	Non-Int. Inc.
HNVR	$1.8	$1.6
Peers	$1.5	$0.5



Non-Interest Income
Net Income
$4.8
$8.1
$1.4
$5.0
$3.3
$10.9
$8.9
$23.6
$8.8
$15.2
$14.3
$16.2
Sep-19
Sep-20
Sep-21
Sep-22
Sep-23
2024 YTD

Recent Yield on Loans Expansion



Yield on Loans
Cost of Deposits
4.80%
4.96%
5.19%
5.50%
5.70%
5.62%
5.90%
6.03%
0.32%
0.78%
1.70%
2.57%
3.11%
3.45%
3.77%
3.91%
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
Mar-24

ROAA and ROATCE (%)



ROAA
ROATCE
12.8%
6.8%
12.6%
18.6%
9.4%
9.7%
1.16%
0.58%
0.99%
1.55%
0.77%
0.74%
Sep-19
Sep-20
Sep-21
Sep-22
Sep-23
2024 YTD

Pre-Provision Net Revenue ($M)

'24 YTD Per Branch ($M)	
HNVR	$2.6
Peers	$1.9



PPNR / Avg. Assets:
1.6%
0.9%
1.4%
2.3%
1.2%
1.0%
$11.3
$7.5
$15.1
$34.9
$23.6
$23.0
Sep-19
Sep-20
Sep-21
Sep-22
Sep-23
2024 YTD

Source: S&P Global Market Intelligence; SEC Filings. Note: 2024 YTD = Annualized data for the 3 month period ended 3/31/2024.
Note: Hanover's historical fiscal year end was September 30th. Hanover's 2024 fiscal year end is December 31st. Peers include major exchange-traded banks and thrifts with most recent quarter total assets between $1 and $3 billion, excluding merger targets and mutuals. Pre-provision net revenue is a non-GAAP measure.

hanover bancorp, inc.

8

9 31% 0% 52% 12% 2% 3% U.S. Treasury Securities - AFS U.S GSE residential MBS - AFS Collateralized Loan Obligations - AFS Corporate Bonds - AFS U.S GSE residential MBS - HTM U.S GSE commercial MBS - HTM 31% 0% 51% 14% 1% 3% U.S. Treasury Securities - AFS U.S GSE residential MBS - AFS Collateralized Loan Obligations - AFS Corporate Bonds - AFS U.S GSE residential MBS - HTM U.S GSE commercial MBS - HTM $413 $699 $787 $850 $944 $1,051 $1,189 $1,128 $1,276 $1,137 $1,205 $1,382 $1,453 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 High Level of Insured Deposits Insured and collateralized deposits, which include municipal deposits, accounted for approximately 87% of total deposits at March 31, 2024. Commitment To Growing Core(1) Deposit Balances Balance Sheet Liquidity Securities Portfolio Composition • Securities portfolio of $96.7 million as of March 31, 2024 – AFS securities / fair value o $50.6 mm in CLOs o $30.0 mm in U.S. treasuries o $12.0 mm corporate bonds o $0.2 mm in residential MBS – HTM securities / amort. cost o $2.5 mm commercial MBS o $1.4 mm residential MBS As of March 31, 2024, we are well-capitalized, highly liquid and looking forward to realizing strong returns on the forward-thinking investments we have made in the expansion of our core banking teams and exploration of new initiatives in recent quarters. These critical, scalable opportunities will drive our growth, maximizing our appeal to retail and commercial customers seeking relationship banking with superior service. • At March 31, 2024, accumulated other comprehensive income included an unrealized loss on AFS securities of $1.2 million – Representing only 0.6% of GAAP common equity for the same period (Total Core Deposits since March 2021) Uninsured 13% Insured 87% (1) Core deposits consist of Demand, NOW, Savings, and Money Market deposits.

10 Investment Highlights • Recent market consolidation has resulted in a lack of sub-$5 billion asset sized banks in the Long Island and Greater New York City Metro Area. • Since June 2020, there have been 16 bank transactions in the tri-state area, 11 of which involved targets with total assets less than $5 billion. High Degree of Franchise Scarcity Value • Since 2014, the residential mortgage operation has been highly focused on non-conforming lending in New York City. With the addition of Savoy, the Company has acquired a niche in SBA and small business commercial banking platform. • Hanover’s municipal deposit banking business is differentiated in that it is focused on long-term relationships that typically have less pricing volatility, particularly in rising rate environments. Niche Lending & Funding Expertise Drives Pricing Power • Demonstrated track record of profitability and investing in the business. Hanover is highly focused around profitability and a highly efficient operating platform and branch network. • The Company’s level of assets, loans, deposits and revenue relative to the number of branch offices is well above peers. Management believes a continued focus on operating efficiently will result in above average levels of profitability over the long-term. Efficient, Profitable and Scalable Business Model • Since 2016, Hanover has incurred $2.0 million in cumulative net charge-off’s, representing 19 basis points of average loans over that time period. • Total non-accrual loans at March 31, 2024 were $14.9 million, or 0.74% of total loans. • Hanover’s reserves of $19.9 million represent 0.99% of Hanover loans at March 31, 2024. Disciplined Underwriting and High Quality Balance Sheet • Hanover’s executive team, which is led by Chairman and CEO Michael Puorro, has significant experience with M&A transactions and post-closing integration efforts. • In August 2019, the Company closed the CFSB acquisition and has successfully grown the former CFSB deposit franchise. • In May 2021, the Company closed the Savoy merger, acquiring an approximately $650 million total asset single branch commercial bank located in NYC. The transaction significantly diversified revenue and lending mix while boosting profitability and leveraging Savoy’s expertise in commercial and SBA lending. Demonstrated Ability to Integrate M&A Transactions

Niche Lending & Branch-Lite Model Drives Profitability

Niche Lending & Funding Expertise Drives Pricing Power

- ✓ A number of our business segments are focused on providing specialized lending and deposit products to specific customer groups within our markets.
- ✓ We are focused on providing expertise and excellent service in the chosen segments in which we operate.
- ✓ Since 2014 our residential mortgage operation has been highly focused on non-conforming lending in New York City.
- ✓ With Savoy, we acquired a niche SBA and small business commercial banking business.
- ✓ Our municipal deposit banking business is differentiated in that we are focused on long-term relationships and our customers are not transactional in nature.
- ✓ We consistently achieve a higher yield on loans than peers.

Yield on Loans


HNVR
Peers
5.30%
5.38%
5.11%
4.98%
5.51%
5.90%
6.03%
5.11%
4.82%
4.61%
4.54%
5.25%
5.67%
5.70%
Sep-19
Sep-20
Sep-21
Sep-22
Sep-23
Dec-23
2024 YTD

Efficient, Profitable and Scalable Business Model

For the three months ended March 31, 2024; profitability data annualized

Total Assets per Office


$256.4
$102.8
hanover bancorp, inc.
Peers

Total Net Loans per Office


$221.5
$77.0
hanover bancorp, inc.
Peers

Total Deposits per Office


$213.0
$85.7
hanover bancorp, inc.
Peers

Revenue per Office


$7.3
$3.8
hanover bancorp, inc.
Peers

Net Income per Office


$1.8
$1.5
hanover bancorp, inc.
Peers

Source: S&P Global Market Intelligence; SEC Filings. 2024 YTD = Annualized data for the 3 month period ended March 31, 2024.
Note: Hanover's historical fiscal year end was September 30th. Hanover's 2024 fiscal year end is December 31st. Peers include major exchange-traded banks and thrifts with most recent quarter total assets between $1 and $3 billion, excluding merger targets and mutuals.

hanover bancorp, inc. 11

12 $195 $40 $36 $19 $0 $0 $334 $96 $105 $183 $196 $53 Loans Sold ($M) Loans Originated ($M) $720 $725 $1,247 $1,624 $1,875 $2,006 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 • Lending Activity: Loans totaled $2.01 billion, a net increase of $48.3M (+9.9% annualized) – Company’s 3/31/24 loan pipeline ~$220M, ~95% being niche-residential, conventional C&I and SBA and USDA lending opportunities. – Loans secured by office space accounted for ~2.3% of the total loan portfolio ( <1% is located in Manhattan). • Continue to Realize Strategic Opportunities: – Opened Hauppauge Business Banking Center in May 2023. o The nexus of C&I banking initiative going forward with total deposits of $70.3 million and C&I loan pipeline of $53.7 million as of April 15, 2024. Niche Lending Segments: Residential and C&I Note: Hanover’s historical fiscal year end was September 30th. Hanover’s 2024 fiscal year end is December 31st .. Total Loan (ex. HFS) Growth ($mm) 1 Residential Real Estate ✓ Initiated our residential lending platform in 2013 with a focus on the boroughs of New York City. ✓ We originate mainly non-qualified, alternative documentation single-family residential mortgage loans through broker referrals, our branch network and retail channels. ✓ We offer multiple products including those designed specifically for two- to four-family units. ✓ We provide a mix of variable and fixed rate commercial and industrial loans which are typically made to small and medium sized businesses. ✓ Prior to the acquisition of Savoy, we had a very limited portfolio of commercial and industrial loans. ✓ Strategic initiative to build out the C&I business includes the opening of the Freehold branch and expansion into Hauppauge while simultaneously hiring a specialized C&I team. 2 Commercial and Industrial

13 Niche Lending Segments: SBA Lending 12 Months Ended Dec. 2022 12 Months Ended Dec. 2023 3 Months Ended 3 March 2024 SBA Lending Legend 3/31/24 Annualized • Continue to Realize Strategic Opportunities: – SBA & USDA Banking Team Expansion. • Efficient and Consistent Results: – Investment made in scaling the SBA vertical is paying dividends. 12 months ended December 31, 2023 SBA loan originations increased 95% from 2022, while Q1 2024 annualized originations increased 46% over 2023. • Strong Start to 2024: – 2024Q1 Gains on sale of SBA loans totaled $2.5 million, representing a 152% increase over the comparable 2023 quarter while secondary market premiums have increased 16%. SBA Originations ($M) $72.1 $140.8 $51.5 $207.2 Average Origination Size ($M) $1.6 $1.2 $1.5 Loans Sold ($M) $53.1 $73.5 $26.7 $107.5 Gross Premium (%) 8.26% 8.43% 9.60%

Niche Lending Segments: Commercial Real Estate

4 Commercial Real Estate (including Multi-family)

- ✓ The Bank's exposure to Land/Construction loans is minor at $10 million, all at floating interest rates, and CRE-owner occupied loans have a sizable mix of floating rates.
- ✓ These two portfolios have only 13% combined of loans maturing through the balance of 2024 and 2025, with 50% maturing in 2027 alone
- ✓ 63% of the combined multi-family portfolio is secured by properties subject to free market rental terms, the dominant tenant type, and both the Market Rent and Stabilized Rent segments of our portfolio present very similar average borrower profiles
- ✓ The portfolio is primarily located in the New York City boroughs of Brooklyn, the Bronx and Queens.

Multi-Family Loan Portfolio by Rent Type ($000s)

Rent Type	# of Notes	Outstanding Loan Balance	% of Total Multi-Family	Avg. Loan Size	LTV	Current DSCR	Avg. # of Units
Location							
Manhattan	7	18,015	3%	2,574	52.2%	1.38x	15
Other NYC	96	249,540	44%	2,599	62.1%	1.40x	10
Outside NYC	49	88,688	16%	1,810	65.3%	1.42x	12
Market	**152**	**$356,243**	**63%**	**$2,343**	**62.4%**	**1.40x**	**11**
Location							
Manhattan	7	11,150	2%	1,593	54.0%	1.50x	15
Other NYC	91	181,370	32%	1,993	64.1%	1.38x	11
Outside NYC	12	19,280	3%	1,607	65.3%	1.37x	16
Stabilized	**110**	**$211,800**	**37%**	**$1,925**	**63.7%**	**1.39x**	**12**

Fixed Rate Reset / Maturity Schedule ($000s)

CRE Investor Portfolio

Calendar Period (loan data as of 3/31/24)	Loans	Total O/S	Avg O/S	Avg Interest Rate
2024	32	$41,800	$1,306	5.68%
2025	30	20,121	671	5.12%
2026	31	44,701	1,442	4.73%
2027	86	150,228	1,747	4.72%
2028	33	33,570	1,017	6.64%
2029+	12	3,822	319	5.69%
Fixed Rate	**224**	**$294,242**	**$1,314**	**5.12%**
Floating Rate	**5**	**$18,695**	**$3,739**	**8.85%**
Total CRE-Inv.	**229**	**$312,937**	**$1,367**	**5.34%**

Multi-Family Portfolio

Calendar Period (loan data as of 3/31/24)	Loans	Total O/S	Avg O/S	Avg Interest Rate
2024	19	$16,529	$870	6.64%
2025	20	33,057	1,653	4.13%
2026	57	165,968	2,912	3.67%
2027	124	306,222	2,469	4.27%
2028	29	40,201	1,386	6.39%
2029+	9	3,810	423	6.10%
Fixed Rate	**258**	**$565,787**	**$2,193**	**4.31%**
Floating Rate	**4**	**$2,256**	**$564**	**7.01%**
Total Multi-Family	**262**	**$568,043**	**$2,168**	**4.33%**

hanover bancorp, inc. 14

15 $70 $82 $192 $219 $186 $203 $0 $50 $100 $150 $200 $250 $650 $665 $1,165 $1,528 $1,735 $1,917 $0 $400 $800 $1,200 $1,600 $2,000 $2,400 Noninterest-bearing Deposits 11% IB Demand, Savings & MMDA 65% Time Deposits 24% Noninterest-bearing Deposits 1% IB Demand, Savings & MMDA 26% Time Deposits 73% Growing Core Deposit Franchise • Hired a Chief Municipal Officer and supporting personnel to initiate our municipal banking business, which has grown municipal deposit balances from $74.3 million at December 31, 2020 to $576.3 million at March 31, 2024, at a weighted average rate of 4.65%; • Implemented a core processor IT conversion that resulted in a platform with a comprehensive suite of commercial deposit account capabilities; and • Reduced wholesale funding levels (defined as Federal Home Loan Bank (“FHLB”) borrowings, brokered deposits and Qwick Rate accounts). Diversifying our Deposit Composition Deposit Growth ($mm) Noninterest-Bearing Deposit Growth ($mm) $1.9 billion As of September 30, 2012 As of March 31, 2024 $54 million

Note: Annual data represents September 30 16 th fiscal year end data for historical data. 2024 YTD = Annualized data for the 3 month period ended 3/31/2024 as Hanover’s 2024 fiscal year end is December 31st .. (1) Includes loans greater than 90 days past due and accruing. Asset Quality Managed Through Disciplined Policies and Procedures Credit Philosophy Credit Underwriting and Administration • Management utilized strong local community ties along with their experience with both federal and New York bank regulatory agencies to create a bank that emphasizes strong credit quality. • Total loans having credit risk ratings of Special Mention and Substandard were $42.8 million at March 31, 2024 versus $42.4 million at December 31, 2023. • Total non-accrual loans at March 31, 2024 were $14.9 million, or 0.74% of total loans, $8.3 million of which are legacy Savoy Bank originated loans that were written down to fair value or are 100% SBA guaranteed • Credit quality remains solid as net charge-offs were $85K or 0.02% annualized of average loans for the 3 months ended 3/31/2024 • Allowance for credit losses of $19.9 million or 0.99% of Hanover total loans at 3/31/2024, which management has determined to be adequate based on an extensive review of multiple credit and economic factors. • The increase in allowance for credit losses is mainly attributable to additional provisioning related to increasing loan volume 0.00% 0.26% 0.15% 0.64% 0.73% 0.70% 0.78% 0.00% 0.50% 1.00% 1.50% Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 2024 YTD Nonperforming Assets / Total Assets(1) Net Charge-off’s / Average Loans 0.00% 0.00% 0.07% 0.03% 0.01% 0.09% 0.02% (0.20%) (0.10%) 0.00% 0.10% 0.20% Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 2024 YTD

17 Appendix

18 2016 Rank Institution Deposits ($mm) 1 $2,695 2 $3,344 3 $2,926 4 $3,009 5 $3,412 6 $2,714 7 $2,260 8 $2,609 9 $1,838 10 $1,392 Significant Consolidation of NYC Metro Community Banks Provides Growth Opportunities Source: SEC Filings; S&P Global Market Intelligence. Note: Dollars in millions. (1) Banks in the NYC MSA acquired in a given year as a percentage of the number of institutions with total assets less than $5 billion as of December 31st of the prior year. (2) Institutions ranked by asset size. Includes banks with total assets less than $5 billion as of 12/31/2016. % of Banks Acquired in NYC(1) Top 20 NYC MSA Banks in 2016(2) Approximately 64% of banks(1) in NYC MSA were consolidated in the last 5 years 2016 Rank Institution Deposits ($mm) 11 $1,167 12 $1,113 13 $695 14 $946 15 $835 16 $777 17 $746 18 $661 19 $718 20 $573 10.9% 21.6% 6.0% 17.0% 12.8% 2.3% 2018 2019 2020 2021 2022 2023 Acquired Institutions ranked by asset size Long Island Significantly Consolidated

19 $420 $441 $461 $517 $525 $745 $823 $1,726 $4,407 $5,587 Philadelphia Dallas Town of Pecos, TX San Francisco San Jose, CA Charlotte, NC New York City Seaford, DE Salt Lake City, UT Sioux Falls, SD 5.1 6.2 6.3 6.3 6.4 7.5 8.1 9.4 12.9 19.6 Phoenix Miami Philadelphia Atlanta Washington D.C. Houston Dallas Chicago Los Angeles New York City 399 445 482 579 594 687 706 765 899 3,604 Houston San Francisco Boston Chicago Philadelphia Los Angeles Dallas Sioux Falls, SD Salt Lake City, UT New York City New York MSA – A Leading U.S. Banking Market Source: S&P Global Market Intelligence; SEC Filings; US Census. Note: Small Business data as of 2023. (1) Ranking amongst ten largest populated MSAs of 2023. Population (mm) Deposits per Branch ($mm) Deposits ($bn) Most Populated MSA 4 th Largest Deposits per Branch Largest Deposit Market (MSA) 1.0 1.0 1.0 1.1 1.2 1.3 2.2 3.1 3.2 4.1 New Jersey Ohio North Carolina Pennsylvania Georgia Illinois New York Florida Texas California Small Businesses (mm) 4 th Most Small Businesses by State

20 Note: All figures presented on a fiscal year basis; Hanover previously had a fiscal year ending September 30th .. (1) Includes common stock and Series A preferred stock. Non-GAAP Reconciliation Tangible Book Value per Share As of As of September 30, Non-GAAP Reconciliation Table 3/31/2024 2023 2022 2021 2020 2019 Book value per Share(1) $25.64 $25.40 $23.69 $22.02 $18.69 $17.28 Less: Goodwill and Other Intangible Assets ($2.63) ($2.67) ($2.69) ($3.53) ($0.46) ($0.36) Tangible Book Value per Share(1) $23.01 $22.73 $21.00 $18.49 $18.23 $16.92 Common Equity(1) $189,543 $185,907 $172,584 $122,529 $78,043 $71,950 Less: Goodwill and Other Intangible Assets (19,463) (19,495) (19,567) (19,648) (1,923) (1,508) Tangible Common Equity(1) $170,080 $166,412 $153,017 $102,881 $76,120 $70,442 Total Assets 2,307,508 2,149,535 1,840,058 1,484,641 851,606 848,836 Less: Goodwill and Other Intangible Assets (19,463) (19,495) (19,567) (19,648) (1,923) (1,508) Tangible Assets 2,288,045 2,130,040 1,820,491 1,464,993 849,683 847,328 Tangible Common Equity ratio(1) 7.43% 7.81% 8.41% 7.02% 8.96% 8.31%

Non-GAAP Reconciliation

ROATCE / Pre-Provision Net Revenue/Average Assets

Non-GAAP Reconciliation Table ROATCE / Pre-Provision Net Revenue/Average Assets	As of or For the Three Months Ended March 31, 2024 (dollars in thousands)	As of or For the Years Ended September 30, 2023	2022	2021	2020	2019
Net Income	**$4,061**	**$15,164**	**$23,556**	**$10,851**	**$4,974**	**$8,085**
Average Common Equity[(1)]	$187,693	$180,571	$145,977	$94,072	$74,976	$63,588
Less: Average Goodwill and Other Intangible Assets	(19,473)	(19,533)	(19,608)	(7,672)	(1,549)	(492)
Average Tangible Common Equity	$168,220	$161,038	$126,369	$86,400	$73,427	$63,096
Return on Average Common Equity[(1)]	**8.70%**	**8.40%**	**16.14%**	**11.53%**	**6.63%**	**12.71%**
Return on Average Tangible Common Equity[(1)]	**9.71%**	**9.42%**	**18.64%**	**12.56%**	**6.77%**	**12.81%**
Net Interest Income	$12,935	$54,492	$61,254	$41,708	$27,122	$22,421
Non-Interest Income	3,576	8,848	8,872	3,349	1,364	4,770
Non-Interest Expense	(10,804)	(39,721)	(35,181)	(30,005)	(21,022)	(15,887)
Pre-Provision Net Revenue	$5,707	$23,619	$34,945	$15,052	$7,464	$11,304
Pre-Provision Net Revenue (annualized)	**$22,953**	**$23,619**	**$34,945**	**$15,052**	**$7,464**	**$11,304**
Average Assets	$2,220,721	$1,976,873	$1,522,374	$1,092,934	$852,054	$697,866
Pre-Provision Net Revenue/Average Assets	**1.03%**	**1.19%**	**2.30%**	**1.38%**	**0.88%**	**1.62%**

Note: All figures presented on a fiscal year basis; Hanover previously had a fiscal year ending September 30th.
(1) Includes common stock and Series A preferred stock.

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